FOR IMMEDIATE RELEASE

Contact:
Phil Cooper	Jim Buckley
Executive Vice President, Chief Financial Officer

Executive Vice President

Charles River Associates Incorporated	Sharon Merrill Associates, Inc.
617-425-3700	617-542-5300

CHARLES RIVER ASSOCIATES REPORTS THIRD-QUARTER FISCAL 2003

FINANCIAL RESULTS

Company Posts 22nd Consecutive Quarter of Year-over-Year Revenue Growth

BOSTON, October 2, 2003 — Charles River Associates Incorporated (NASDAQ: CRAI), an internationally known leader in providing economic, financial and management consulting services, today reported financial results for its fiscal 2003 third quarter, the 16 weeks ended September 5, 2003.

Revenues for the third quarter of fiscal 2003 on a fully comparable basis increased 17.6 percent to $49.4 million, versus revenues of $42.0 million for the third quarter of fiscal 2002.  Net income for the third quarter of fiscal 2003 increased 31.5 percent to $3.4 million, or $0.34 per share on a diluted basis, from net income of $2.6 million, or $0.28 per share on a diluted basis, for the third quarter of fiscal 2002.  The third quarter of fiscal 2003 is the first period in which CRA’s results for the comparable fiscal 2002 period include a full quarter’s contribution from the Chemicals and Energy practice CRA acquired from the Arthur D. Little corporation(1), late in the second quarter of fiscal 2002.

Revenues for the first three quarters of fiscal 2003 were $124.4 million, a 32.0 percent increase from $94.2 million in the same period of fiscal 2002.  Net income for the first three quarters of fiscal 2003 increased 37.0 percent to $8.4 million, from $6.2 million in the first three quarters of fiscal 2002.  Earnings per diluted share for the first three quarters of fiscal 2003 were $0.88 compared with $0.66 in the first three quarters of fiscal 2002.

Comments on the Third Quarter

“CRA’s strong third-quarter results, which represents our 22nd consecutive quarter of year-over-year revenue growth, are a testament to the diversity of our business,” said James C. Burrows, CRA’s president and CEO.  “The diversification across vertical industries and areas of functional expertise has produced a portfolio effect, which has enabled us to grow despite shifts in demand within any one practice.  During the third quarter, this was particularly evident in our major practice areas.  Strong performances from our Competition, Electric Utility, and Finance practices more than offset continuing softness in our Middle Eastern business.

(1)  Now known as Dehon, Inc.  The “Arthur D. Little” and “ADL” trademarks were purchased by a third party.

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“We continued to execute on our initiative to raise operating margins in the third quarter, improving this metric 70 basis points sequentially to 12.2 percent.  We achieved this increase despite a slight sequential decline in consultant utilization, which dipped to 72 percent from 73.5 percent due to the summer holiday months.  In addition, we bolstered our already strong balance sheet with $10.7 million in cash from operating activities, offset in part by $1.5 million of capital expenditures, as well as approximately $15 million in proceeds from the successful completion of a public stock offering and $10 million in proceeds from the exercise of stock options.  This additional financial flexibility will serve CRA well as we pursue our growth objectives,” continued Burrows.

Conference Call Webcast Information

To listen to a live audio Webcast of CRA’s third-quarter fiscal 2003 financial results conference call, visit the Company’s Web page at www.crai.com.  The conference call begins at 11:00 a.m. ET today.  A replay of the call also will be available on the Company’s Web site.

About CRA

Founded in 1965, Charles River Associates is an economics, finance, and business consulting firm that works with businesses, law firms, accounting firms, and governments in providing a wide range of services.  CRA combines economic and financial analysis with expertise in litigation and regulation support, business strategy and planning, market and demand forecasting, policy analysis, and engineering and technology management.  CRA is distinguished by a corporate philosophy of providing responsive, top-quality consulting; an interdisciplinary team approach; unsurpassed economic, financial, and other analytic skills; and pragmatic business insights.  In addition to its corporate headquarters in Boston and international offices in Brussels, Dubai, London, Melbourne, Mexico City, Toronto, and Wellington, CRA also has U.S. offices in College Station, Houston, Los Angeles, Oakland, Palo Alto, Philadelphia, Salt Lake City, and Washington, D.C.  More information about the Company can be found on its Web site at www.crai.com.

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Statements in this press release concerning the future business, operating results, and financial condition of the Company and statements using the terms “anticipates,” “believes,” “expects,” “should,” or similar expressions, are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, those related to CRA’s ability to grow despite demand shifts in any one practice and the Company’s ability to successfully pursue its growth objectives.  These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain and actual performance and results may differ materially due to many important factors.  Such factors that could cause actual results to differ materially from any forward-looking statements made by the Company include, among others, dependence on key personnel, attracting and retaining qualified consultants, dependence on outside experts, utilization rates, risks inherent in international operations, NeuCo’s performance, management of new offices, dependence on growth of the Company’s business consulting practice, the ability of the Company to successfully integrate new consultants into its practice, intense competition, and professional liability.  Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward-looking statements after the date of this press release.

The consolidated statements of income and consolidated balance sheets are attached.

CHARLES RIVER ASSOCIATES INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Sixteen Weeks Ended	Sixteen Weeks Ended	Forty Weeks Ended	Forty Weeks Ended
	August 30,	September 5,	August 30,	September 5,
	2002	2003	2002	2003

Revenues	$42,027	$49,410	$94,245	$124,440
Costs of services	25,598	30,029	57,541	76,988
Gross profit	16,429	19,381	36,704	47,452

Selling, general and administrative	11,754	13,342	26,814	32,952
Income from operations	4,675	6,039	9,890	14,500

Interest and other income (expense), net	(61)	(85)	156	102
Income before provision for income taxes and minority interest	4,614	5,954	10,046	14,602
Provision for income taxes	(2,079)	(2,542)	(4,260)	(6,131)
Income before minority interest	2,535	3,412	5,786	8,471
Minority interest	52	(11)	368	(41)
Net income	$2,587	$3,401	$6,154	$8,430

Net income per share:
Basic	$0.29	$0.36	$0.68	$0.92
Diluted	$0.28	$0.34	$0.66	$0.88

Weighted average number of shares outstanding:
Basic	9,068	9,478	9,055	9,201
Diluted	9,303	10,010	9,302	9,561

CHARLES RIVER ASSOCIATES INCORPORATED
CONSOLIDATED BALANCE SHEETS
(In thousands)

	November 30,	September 5,
	2002	2003

Assets
Cash, cash equivalents and short-term investments	$18,998	$57,344
Accounts receivable and unbilled, net	41,906	45,857
Other current assets	3,902	5,047
Total current assets	64,806	108,248

Property and equipment, net	9,397	11,135
Goodwill and intangible assets, net	26,476	26,029
Long-term investments	5,348	5,137
Other assets	3,142	2,507
Total assets	$109,169	$153,056

Liabilities and stockholders’ equity
Current liabilities	$27,097	$36,540
Long-term liabilities	3,714	3,941
Total liabilities	30,811	40,481

Total stockholders’ equity	78,358	112,575
Total liabilities and stockholders’ equity	$109,169	$153,056